Exhibit 10.3

November 16, 2021

RE: FirstFire Waiver and Consent

Reference is made to that certain (i) Securities Purchase Agreement dated as of November 16, 2021 (the “Agreement”), by and between Digital Brands Group, Inc. (the “Company”) and FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (“FirstFire”), providing for, among other things, the issuance of a Convertible Promissory Note in the principal amount of US$2,625,000 (the “Note”), convertible into shares of common stock of the Company (“Common Stock), (ii) Amended and Restated Securities Purchase Agreement dated as of October 1, 2021 (the “Oasis/FirstFire Purchase Agreement”) by and among the Company, FirstFire and Oasis Capital, LLC, a Puerto Rico limited liability company (“Oasis”), and (iii) Registration Rights Agreement, dated August 27, 2021, as amended by the Joinder Agreement and Amendment dated October 1, 2021 (as amended, the “RRA”) among the Company, Oasis and FirstFire. Capitalized terms used but not defined herein shall have the meanings set forth in the Oasis/FirstFire Purchase Agreement or the RRA, as applicable.

Pursuant to Section 4.16 of the Oasis/FirstFire Purchase Agreement, the Company agreed not to, without the consent of Oasis and FirstFire, enter into any Variable Rate Transaction. In addition, pursuant to the RRA, the Company agreed to file a registration statement on Form S-1 covering the Registrable Securities by October 27, 2021 and for such registration statement to be declared effective by November 27, 2021 (the “Registration Deadline).

In consideration of the issuance by the Company to FirstFire of 15,000 shares of Common Stock, FirstFire agrees to consent to, and waive any restrictions contained in the Oasis/FirstFire Purchase Agreement with respect to, the entry by the Company into the Variable Rate Transaction and the other transactions contemplated by the Agreement. In addition, in consideration of the issuance by the Company to FirstFire of an additional 15,000 shares of Common Stock, FirstFire agrees to permit the extension of the Registration Deadline to the date set forth in the Amendment to the RRA dated the date hereof, and waives any breach for failure to comply with the original Registration Deadline set forth in the RRA. The foregoing shares shall be included as Registrable Securities under the RRA.

The waiver set forth in this letter constitutes a one-time waiver and is limited to the matters expressly waived herein and should not be construed as an indication that FirstFire has agreed to any modifications to, consent of, or waiver of any other terms or provisions of the RRA or any Transaction Document or of the terms of any other agreement, instrument or security or any modifications to, consents of, or waiver of any default that may exist or occur thereunder.

The Company shall file a Form 8-K with the Securities and Exchange Commission disclosing the terms of this waiver as proscribed by law.

The Company hereby represents and warrants and covenants to you that nothing contained herein or otherwise disclosed to FirstFire by the Company in connection herewith constitutes material non-public information. As of the date hereof, the Company shall have disclosed all material, non-public information (if any) provided up to the date hereof to FirstFire by the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that has not previously been publicly disclosed by the Company in a filing with the Securities and Exchange Commission.

The Company hereby covenants and agrees that, as of the date hereof, (i) FirstFire has no confidentiality or similar obligation under any agreement to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent and (ii) FirstFire has made no agreement to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent to not purchase or sell, long and/or short, the Common Stock or any other securities of the Company.

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Sincerely,

FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC

By: FirstFire Capital Management, LLC

By:	/s/ Eli Fireman
Eli Fireman
Manager

Acknowledged and Agreed:

DIGITAL BRANDS GROUP, INC.

By:	/s/ John Hilburn Davis IV
John Hilburn Davis IV
President and Chief Executive Officer